Exhibit 99.1

MediaCo Holding Inc. Receives Notification of Deficiency
from Nasdaq Related to Delayed Filing of Quarterly Report on Form 10-Q

AUGUST 20, 2024 – NEW YORK / LOS ANGELES – MediaCo Holding Inc. (Nasdaq: MDIA) (“MediaCo”) today announced that it received an expected deficiency notification letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) on August 20, 2024 (the “Notice”). The Notice indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Q2 2024 Form 10-Q”), as described more fully in the Company’s Form 12b-25 Notification of Late Filing (the “Form 12b-25”) filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2024. The Listing Rule requires Nasdaq-listed companies to timely file all required periodic reports with the SEC.

The Notice indicates that the Company has until October 21, 2024 to submit a plan to regain compliance with the Listing Rule with respect to the delinquent filing, and indicates that any additional Nasdaq Staff exception to allow the Company to regain compliance with the delinquent filing will be limited to a maximum of 180 calendar days from the due date of the Q2 2024 Form 10-Q (as extended pursuant to Rule 12b-25 under the Securities Exchange Act of 1934, as amended), or February 17, 2025. The Company intends to submit a compliance plan to Nasdaq and take the necessary steps to regain compliance with the Listing Rule as soon as practicable.

The filing of the Q2 2024 Form 10-Q was delayed due to the matters described in the Form 12b-25. While the Company can provide no assurances as to timing, the Company will continue to work diligently to complete and file the delayed report as soon as practicable.

The Notice has no immediate effect on the listing of MediaCo’s Class A common stock, which will continue to trade on The Nasdaq Capital Market under the symbol “MDIA” at this time.

About MediaCo Holding Inc.

MediaCo is an owned and operated multi-media company focused on radio and digital advertising, premium programming and events.  MediaCo owns and operates two radio stations located in New York City, as well as the Estrella Media network, content, digital, and commercial operations, which include the EstrellaTV network and its influential linear and digital video content business, and Estrella Media’s expansive digital channels, including its four FAST channels - EstrellaTV, Estrella News, Cine EstrellaTV, and Estrella Games - and the EstrellaTV app.

Forward-looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities

Exchange Act of 1934, as amended, and it is intended that all forward-looking statements will be subject to the safe harbor protections created thereby. All statements contained in this communication other than statements of historical facts, including without limitation statements relating to MediaCo’s plans and expectations about the completion and filing of its delayed SEC report, its submission of a plan to regain compliance with respect to the Listing Rule and the timing and outcome thereof, contained in this communication or any documents referred to herein are forward-looking statements. Words such as “believe,” “may,” “will,” “expect,” “should,” “could,” “would,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “project,” “target,” “is/are likely to,” “forecast,” “future,” “guidance,” “possible,” “predict,” “seek,” “see,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following  the potential impact of consummation of the transaction on relationships with third parties, including clients, employees and competitors; risks that the new businesses will not be integrated successfully or that the combined company will not realize estimated cost savings; risks associated with the exercise of the option to acquire the broadcast assets of Estrella Broadcasting at a future date, failure to realize anticipated benefits of the combined operations; unexpected costs, charges or expenses resulting from the transaction; and potential litigation relating to the transaction. These and other important factors discussed under the caption “Risk Factors” in MediaCo’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024, as may be updated from time to time in other filings MediaCo makes with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this communication.

These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this communication. You should not put undue reliance on any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

For press inquiries: press@mediacoholding.com.